EXHIBIT 10.48
Execution Copy
NOTE PURCHASE AGREEMENT
     THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of March 30, 2010 by and between Energy Focus, Inc., a Delaware corporation (the “Company”), and EF Energy Partners LLC, an Ohio limited liability company (the “Purchaser”).
     WHEREAS, the Company desires sell to Purchaser, and the Purchaser desires to buy from the Company, a Secured Subordinated Promissory Note Due March 15, 2013 of the Company in the form attached hereto as Exhibit A and in the maximum principal amount indicated under the signature of the Purchaser (the “Note”), which Note will be secured and subordinated as provided therein;
     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Purchase and Sale. (a) The Company agrees to and will issue, sell and deliver to the Purchaser, and the Purchaser subscribes for and agrees to purchase from the Company, the Note. Concurrently with the execution and delivery hereof, the Purchaser will fund the principal amount (the “Purchase Price”) indicated under the signature of the Purchaser by wire transfer in immediately available funds to the Company in accordance with its written instructions or as otherwise agreed by the Company.
     (b) The Note will be secured by the collateral covered by a Security Agreement between the parties. The issuance, sale, and delivery of the Note will be accompanied by Warrant Acquisition Agreement (the “Warrant Agreement”) between the Company and each of the members of the Purchaser (the “Members”) and the issuance by the Company to each Member of a Common Stock Purchase Warrant (each a “Warrant”).
     (c) Delivery. The sale and purchase of the Note (the “Closing“) shall take place concurrently with the execution and delivery of this Agreement by the Purchaser on the date hereof (the “Closing Date“). At the Closing, Company will deliver to the Purchaser the Note to be purchased and the Purchaser shall deliver to the Company the Purchase Price. Company may conduct one or more additional closings within 365 calendar days of the initial Closing (each, a “Subsequent Closing” and also generally a “Closing”) to be held at such place and time as Company and the Purchaser may determine (each, a “Subsequent Closing Date”). At each Subsequent Closing, Company will deliver to the Purchaser either an amended and restated note or a new and separate note to be purchased by the Purchaser upon receipt of the Purchase Price.

     Section 2. Company’s Representations and Warranties. The Company makes the following representations and warranties:
     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
     (b) All corporate action on the part of the Company and its officers, directors and shareholders necessary for the execution, delivery and performance of this Agreement and the authorization, issuance and delivery of the Note being issued pursuant to this Agreement has been taken as of the date hereof.
     (c) The Company is not in violation of any applicable statute, rule or regulation adopted, enacted or promulgated by any government or governmental authority the consequence of which would have an adverse effect on consummation of the transactions contemplated by this Agreement in accordance with its terms or a material adverse effect on the Company’s business or financial condition.
     (d) Neither execution and delivery of this Agreement, the Note, the Warrant Agreement or the Warrants by the Company nor consummation of the transactions contemplated hereby or thereby will (i) violate or conflict with the articles of incorporation or by-laws of the Company, (ii) violate any provisions of law applicable to the Company, or (iii) violate, conflict with or result in a breach of or default under any contract, instrument or other agreement to which the Company is a party or any governmental or judicial order or decree applicable to the Company.
     (e) Each of the representations and warranties made by the Company in the Warrant Agreement is true and correct.
     Section 3. Purchaser’s Representations and Warranties. (a) The Purchaser represents and warrants to the Company that: (i) all documents, records and books relating to the Purchaser’s investment in the Company requested by the Purchaser have been made available or delivered to the Purchaser and that all questions of the Purchaser relating to said investment have been answered by the Company; (ii) it understands that the Note is a speculative investment which involves a high degree of risk of loss by the Purchaser of its investment therein; (iii) it has been offered the opportunity to ask questions of appropriate officers of the Company with respect to its business and affairs, and such officers have answered all such questions to its satisfaction; (iv) its purchase of the Note is being made for the Purchaser’s own account for investment purposes and with no intention of immediate distribution; (v) the Purchaser has the requisite knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in the Note; (vi) it is aware that the Note may be a “restricted security” within the meaning of such term under Rule 144 of the Rules of the SEC (“Rule 144”), that the Note may be subject to the resale restrictions of Rule 144 (unless another exemption is available under the Securities Act of 1933, as amended (the “Securities Act”), and that, if the Purchaser at any time is deemed to be an affiliate of the Company, the Note may be subject to the additional resale restrictions under Rule 144 applicable to affiliates; (vii) it is aware that until the Note may be registered under the Securities Act, it may be unable to liquidate its investment in the Note despite a need to do so; and (viii) it is aware that the Note may bear a legend conditioning the transfer of the Note upon the receipt of a satisfactory opinion to the effect that any proposed transfer of the Note is exempt from registration under the Securities Act, or the like.
     (b) The Purchaser represents and warrants to the Company that it is either (i) an accredited investor under Rule 501(a) of Regulation D under the Securities Act of 1933 (the “Act”) for the following reasons, or (ii) is not an accredited investor as marked below.
Please check each of the statements below which are applicable to you:
☐	The Purchaser is a natural person whose individual net work, or joint net worth with his/her spouse, at the time of his/her purchase exceeds $1,000,000.

☐	The Purchaser is a natural person who had individual income in excess of $200,000 in each of 2007 and 2008, or joint income with his/her spouse in excess of $300,000 in each of those years, and who reasonably expects the same or greater income level in 2009.

☐	The Purchaser is a pension plan whose investments are directed by a registered investment advisor or an accredited investor, or whose plan assets exceed $5,000,000.

☐	The Purchaser is a corporation, partnership, or limited liability company whose assets exceed $5,000,000.

☐	The Purchaser is a trust whose assets exceed $5,000,000.

☐	The Purchaser is a director or officer of the Company.

☐	The Purchaser is an entity in which all of the equity owners are accredited investors.

☐	The Purchaser is not an accredited investor.
     (c) The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio.
     (d) All action on the part of the Purchaser and members or managers necessary for the execution, delivery and performance of this Agreement and the authorization, issuance and delivery of the other documents being issued pursuant to this Agreement has been taken as of the date hereof.

     (e) The Purchaser is not in violation of any applicable statute, rule or regulation adopted, enacted or promulgated by any government or governmental authority the consequence of which would have an adverse effect on consummation of the transactions contemplated by this Agreement in accordance with its terms or a material adverse effect on the Purchaser’s business or financial condition.
     (f) Neither execution and delivery of this Agreement by the Company nor consummation of the transactions contemplated hereby will (i) violate or conflict with the articles of organization or operator’s agreement of the Purchaser, (ii) violate any provisions of law applicable to the Purchaser, or (iii) violate, conflict with or result in a breach of or default under any contract, instrument or other agreement to which the Purchaser is a party or any governmental or judicial order or decree applicable to the Purchaser.
     Section 4. Conditions to Closing of the Purchaser. Purchaser’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Purchasers:
          (a) Representations and Warranties. The representations and warranties made by Company in Section 2 hereof and in the other documents shall be true and correct in all material respects.
          (b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions and as otherwise disclosed and required under the terms and conditions of the Warrant Agreement, Company shall have obtained all governmental approvals, if any, required in connection with the lawful sale and issuance of the Notes and Warrants.
          (c) Legal Requirements. At the Closing, the sale and issuance by Company, and the purchase by the Purchaser, of the Note shall be legally permitted by all laws and regulations to which that Purchaser, or Company is subject.
          (d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to that Purchaser.
          (e) Transaction Documents. Company shall have duly executed and delivered to the Purchaser the following documents (the “Transaction Documents”):
(i) This Agreement;
(ii)The Note;
(iii) The Warrant Agreement;
(iv) Each Warrant issued under the Warrant Agreement; and

(v) The Security Agreement in the form of Exhibit D hereto (the “Security Agreement“); and
          (f) Perfection of Liens. All documents or instruments reasonably requested by the Purchasers necessary to create and perfect the liens described in the Security Agreement (the “Liens”) shall have been delivered to the Purchasers, including but not limited to, taking any other action necessary under the Uniform Commercial Code as enacted under the laws of Delaware to perfect such Liens.
          (g) Consents, Waivers, Etc. Company shall have obtained all necessary consents, approvals or waivers of any and all third parties, relating to the transaction contemplated hereby.
          (h) Legal Requirements. At the Closing, the sale and issuance by Company, and the purchase by the Purchaser, of the Notes and the issuance by the Company of the Warrants to the Members shall be legally permitted by all laws and regulations to which such Purchasers or Company are subject.
     Section 5. Conditions to Obligations of Company. Company’s obligation to issue and sell the Note, at the initial Closing and at each Subsequent Closing are subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by Company:
          (a) Representations and Warranties. The representations and warranties made by the Purchaser in Section 3 hereof shall be true and correct in all material respects.
          (b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, and as required and disclosed under the Warrant Agreement, Company shall have obtained all governmental approvals and made all governmental filings required in connection with the lawful sale and issuance of the Notes and Warrants.
          (c) Legal Requirements. At the initial Closing and at each Subsequent Closing, the sale and issuance by Company, and the purchase by the Purchaser, of the Notes shall be legally permitted by all laws and regulations to which the Purchaser or Company are subject.
          (d) Purchase Price. The Purchaser shall have delivered to Company the Purchase Price in respect of the Note being purchased by such Purchaser referenced in Section 1 hereof.
          (e) Securities Laws. The transactions contemplated under this Agreement shall have been completed in compliance with all applicable securities and other laws.
     Section 6. Brokers Commissions. The Purchaser will indemnify and hold harmless the Company from the commission, fee or claim of any person, firm or corporation employed or retained or claiming to be employed or retained by the Purchaser to bring about, or to represent it in, the transaction contemplated hereby. The Company will indemnify and hold harmless the Purchaser from the commission, fee or claim of any person, firm or corporation employed or retained by the Company to bring about, or to represent it in, the transaction contemplated hereby.
     Section 7. Amendment and Modification. The parties hereto may not amend, modify or supplement this Agreement except by a writing signed by both of the parties hereto.
     Section 8. Binding Effect, No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives, and neither party shall be entitled to assign its rights hereunder except upon the other party’s prior written consent; provided, however, (a) that Company may assign this Agreement in connection with a merger or consolidation involving Company, or a sale of substantially all of Company’s assets, so long as the purchaser or assignee assumes Company’s obligations under this Agreement, and (b) that Purchaser may assign this Agreement in connection with a permitted sale or transfer of the Note.
     Section 9. Entire Agreement. This instrument contains the entire agreement of the parties hereto with respect to the purchase of the Securities and the other transactions contemplated herein, and supersedes all prior understandings and agreements of the parties with respect to the subject matter hereof.
     Section 10. Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
     Section 11. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
     Section 12. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, without regard to the conflicts of law principles thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed as of the day and year first above written.

Energy Focus, Inc.
By:
Name:
Title:

Name of Purchaser: EF Energy Partners LLC
By:
Name:
Title:

Address:	2171 Mogadore Road Kent, OH 44240

Principal Amount: $1,150,000.00

EXHIBIT A
to
NOTE PURCHASE AGREEMENT
Form of Secured Subordinated Promissory Note
See Attached